Exhibit 10.3

THIS MANAGEMENT AGREEMENT, (the “Agreement”) dated as of October 1, 2009 (the “Effective Date”), is hereby executed by Cyalume Technologies Holdings, Inc., a Delaware corporation having its principal place of business at 96 Windsor Street, West Springfield, MA 01089 (the “Company”) and Selway Capital, LLC, a Delaware limited liability corporation having its principal place of business at 74 Grand Avenue, 2nd Floor, Englewood, NJ 07631 (the “Manager”).

W I T N E S S E T H:

WHEREAS, the Company desires that the Manager provide certain services as described herein in order for the Company to conduct its business, as more fully described in the Company’s filings made with the United States Securities and Exchange Commission (the “Business”); and

WHEREAS, the Manager desires to provide certain other services as described herein to the Company, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein, the Company and the Manager agree as follows:

Section 1. Administrative Services.  In consideration for value received, receipt of which is hereby acknowledged by the Manager, the Manager hereby agrees to provide services to the Company including but not limited to those listed below. It is understood that Yaron Eitan shall be personally available to perform such services to the Company.  Also, other staff of Selway Management shall also be available at Mr. Eitan’s request to assist him in performing these tasks.

1. Strategic development and implementation as well as consultation to the chief executive officer of the Company on a regular basis as per his reasonable requests;

2. Identifying strategic partners with companies with which the Manager has relationships and access. In this connection, the Manager will focus on building partnerships with companies in Israel, Singapore, India and throughout Europe. The focus will be on the rapid expansion of the Company’s munitions business;

3. Advise and support the Company with respect to its investor relations strategy;

4. Advise and support the Company on future fund raising, including identifying sources of capital in the United States; and

5. Support the Company mergers and acquisitions strategy and play an active role in due diligence and analysis.

Section 2. Term.  The term of this Agreement shall commence on the Effective Date and terminate on the third (3rd) anniversary of the Effective Date.  Either party may terminate this Agreement at any time upon written notice to the other party received thirty (30) days prior to the effective time of such termination. This agreement is terminable for Cyalume’s default in payment or for Selway’s failure to perform services, each after written notice and a reasonable time to cure.

Section 3. Manager’s Compensation and Expenses.

(a) As compensation for its services in acting as Manager hereunder, the Company shall pay to the Manager a management fee in the amount of $41,666.67 (the “Management Fee”), payable monthly in arrears the 15th day of each month.  If the Company is not able to pay the Management Fee for a month or months, the Manager may elect to not terminate the agreement and to continue providing the services as long as the Company accrues the unpaid Management Fee as a liability to the Manager.  Notwithstanding the foregoing, (i) the Company shall only pay $11,000 per month between August 1, 2009 and January 31, 2010, with the balance of $31,666.67, accruing as an unpaid Management Fee to the Manager; (ii) Company shall not pay unpaid Management Fee until TD Bank provides consent to execute payment.

(b) The Company’s Board of Directors, at a meeting held after December 31, 2009, will consider awarding the Manager a bonus of up to $210,000 for services performed by the Manager in 2009, to be paid in either cash or stock at the discretion of the Board of Directors.

(c) The Manager shall bear the following ordinary day-to-day expenses incidental to the services provided by it hereunder as follows: (i) all costs and expenses of its office space, facilities, utility service and necessary administrative and clerical functions connected with the Manager’s operations; and (ii) compensation of all its employees (collectively, “Manager Expenses”); provided, however, that any costs and expenses incurred specifically on behalf of the Company and no other clients or other business of the Manager shall be paid for by the Company or its subsidiary.  These expenses, except as defined in Section 3(d) below, shall be approved in advance by the Company in writing.

(d) Company Expenses.  Except as provided in Section 3(c) above, the Company, or its subsidiary, shall bear and be charged with all other reasonable costs and expenses of the Manager whether incurred before or after the date hereof, in connection with the services rendered by the Manager to or on behalf of the Company, or any subsidiary, including, without limitation, any travel, legal and accounting expenses and other professional fees to third parties and out of pocket costs related thereto.

Section 4. The Manager’s Liability.  The Manager and its affiliated persons who provide services to the Company assume under this Agreement no liability for anything other than to render or stand ready to render the services specifically called for herein and neither the Manager nor any of its directors, managers, officers, employees, subsidiaries or affiliates shall by reason of this Agreement be responsible for any action of the Company under this Agreement.

Section 5. Indemnity.  (a) The Company shall indemnify the Manager and its managers, directors, officers, employees and agents (each such person, an “Indemnified Party”) against all losses, claims, actions, suits, damages, penalties, judgments, liabilities and expenses (including, without limitation, reasonable attorneys’ fees but excluding lost profits, consequential damages and other indirect or special damages and any costs and expenses attributable solely to administrative overheads) (collectively, “Losses”) which any of them may pay or incur arising out of or relating this Agreement or the services called for herein; provided, however, that such indemnity shall not apply to any such loss, claim, damage, penalty, judgment, liability or expense attributable to the Manager or any other Indemnified Party as a result of the Indemnified Party’s gross negligence, willful misconduct or material breach of its obligations under this Agreement.  If any action, suit or proceeding arising from any of the foregoing is brought against any Indemnified Party, the Company will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by its counsel (which counsel shall be reasonably satisfactory to the affected Indemnified Party) and shall pay all costs of defense as incurred; provided, however, that if it is finally determined by a court of competent jurisdiction that such Indemnified Party is not entitled to indemnification hereunder, the Indemnified Party shall immediately reimburse the Company all amounts spent by the Company in defense of such Indemnified Party.  Each Indemnified Party shall immediately notify the Company of any damage, loss, liability, cost or expense which the Indemnified Party has determined has given or would give rise to a right of indemnification under this Agreement and the Company shall have the exclusive right to compromise or defend any such liability or claim at its own expense, which decision shall be binding and conclusive upon the Indemnified Party.  Failure to give such notice shall not relieve the Company of its indemnity under this Agreement; provided, that the Company shall not be held responsible for any damage, loss, liability, cost or expense resulting from the failure to give such notice or if such failure results in the forfeiture of substantive rights.  The Company’s obligations under this Section 5(a) shall survive any termination of this Agreement.

(b) The Manager shall indemnify the Company and its directors, officers, employees and agents (each such person, a “Company Indemnified Party”) against all Losses which any of them may pay or incur arising out of or relating to or as a result of the Manager’s gross negligence, willful misconduct or material breach of its obligations under this Agreement; provided, however, that such indemnity shall not apply to any such loss, claim, damage, penalty, judgment, liability or expense attributable to the Company or any other Company Indemnified Party as a result of the Company’s gross negligence, willful misconduct or material breach of its obligations under this Agreement.  If any action, suit or proceeding arising from any of the foregoing is brought against any Company Indemnified Party, the Manager will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by its counsel (which counsel shall be reasonably satisfactory to the affected Company Indemnified Party) and shall pay all costs of defense as incurred; provided, however, that if it is finally determined by a court of competent jurisdiction that such Company Indemnified Party is not entitled to indemnification hereunder, the Company Indemnified Party shall immediately reimburse the Manager all amounts spent by the Manager in defense of such Company Indemnified Party.  Each Company Indemnified Party shall immediately notify the Manager of any damage, loss, liability, cost or expense which the Company Indemnified Party has determined has given or would give rise to a right of indemnification under this Agreement and the Manager shall have the exclusive right to compromise or defend any such liability or claim at its own expense, which decision shall be binding and conclusive upon the Company Indemnified Party.  Failure to give such notice shall not relieve the Manager of its indemnity under this Agreement; provided, that the Manager shall not be held responsible for any damage, loss, liability, cost or expense resulting from the failure to give such notice or if such failure results in the forfeiture of substantive rights.  The Manager’s obligations under this Section 5(b) shall survive any termination of this Agreement.

Section 6. Notices.  Any notice or other communication (collectively, “Notice”) to be given to the Company or the Manager in connection with this Agreement shall be in writing and will be deemed to have been given and received (a) on the date delivered if by courier or other means of personal delivery, (b) on the date sent by telecopy with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error, (c) on the next business day after being sent by a nationally recognized overnight mail service in time for and specifying next day or next business day delivery, or (d) on the fifth (5th) day after mailing by U.S. Postal Service certified or registered mail, in each case postage prepaid and with any other costs necessary for delivery paid by the sender.  Any party may by notice pursuant to this Section 6 designate another address as the new address to which notice must be given.

Section 7. No Restrictions.  Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Manager or any director, officer, employee, member or partner of any of its subsidiaries or its Affiliates to engage in any other business or to devote his time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or limit or restrict the right of the Manager or of any of its Affiliates to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

Section 8. Status of Manager as Independent Contractor.  The Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Company from time to time, have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

Section 9. Arbitration.

(a) General.  Except as otherwise expressly provided herein, in the event of any dispute, claim or controversy (collectively “dispute”) among the parties arising out of or relating to this Agreement, whether in contract, tort, equity or otherwise, and whether relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement that cannot be resolved by the parties, such dispute shall be resolved by and through an arbitration proceeding conducted under the auspices of the commercial arbitration rules of the American Arbitration Association (or any like organization successor thereto) in New York, New York.  The arbitrability of a dispute shall likewise be determined by arbitration.

(b) Procedure.  The arbitration proceeding shall be conducted in as expedited a manner as is then permitted by the commercial arbitration rules (formal or informal) of the American Arbitration Association.  Both the foregoing agreement of the parties to arbitrate any and all such disputes, and the results, determinations, findings, judgments and/or awards rendered through any such arbitration shall be final and binding on the parties and may be specifically enforced by legal proceedings in any court of competent jurisdiction.

(c) Costs of Arbitration.  The cost of the arbitration proceeding and any proceeding in court to confirm or to vacate any arbitration award, as applicable (including each party’s attorneys’ fees and costs), shall be borne by the unsuccessful party or, at the discretion of the arbitrator(s), may be prorated between the parties in such proportion as the arbitrator(s) determine(s) to be equitable and shall be awarded as part of the arbitrators’ award.

Section 10. GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK  (WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES).

Section 11. Submission to Jurisdiction.  With respect to any claim or action arising hereunder, the parties (a) irrevocably submit to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the State of New York and appellate courts from any thereof, and (b) irrevocably waive any objection which such party may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, and irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  The terms of this Section 11 shall survive any termination of this Agreement.

Section 12. Waiver of Jury Trial.  THE PARTIES TO THIS AGREEMENT KNOWINGLY, VOLUNTARILY AND EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ENFORCING OR DEFENDING ANY RIGHTS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  THE PARTIES THERETO ACKNOWLEDGE THAT THE PROVISIONS OF THIS SECTION 12 HAVE BEEN BARGAINED FOR AND THAT EACH SUCH PARTY HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION HEREWITH.  THE TERMS OF THIS SECTION 12 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

Section 13. Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings among the parties.

Section 14. Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which counterparts, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

Section 15. Amendments.  This Agreement may be supplemented, modified or amended by written instrument signed on behalf of each party hereto.

Section 16. Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 17. Successors, Assignment.  This Agreement (a) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and (b) may not be assigned by any party hereto without the prior written consent of the other parties hereto.

Section 18. Headings.  The headings contained in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any provision of this Agreement.

Section 19. Scope of Performance.  In acting with respect to this Agreement, the Manager shall be required to perform only such duties as are specifically set forth in (a) this Agreement and (b) applicable law as in effect from time to time.  The Manager undertakes to perform only such duties as are specifically set forth in this Agreement.

Section 20. Additional Parties.  Schedule A shall be updated from time to time, as mutually agreed by the parties hereto to add an additional Company in connection with the Business.  Each such party added to Schedule A shall be bound by the terms and conditions hereof and shall execute a Joinder Agreement in the form reasonably satisfactory to the Manager and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Derek Dunaway
Name:	Derek Dunaway
Title:	Chief Executive Officer

SELWAY CAPITAL, LLC

By:	/s/ Yaron Eitan
Name:	Yaron Eitan